Exhibit 99.1

Quinpario Acquisition Corp. Receives Commitments to Purchase $45 Million of Preferred Stock

Net proceeds will be used to help consummate the acquisition of Jason Incorporated and to fund robust growth opportunities

ST. LOUIS, MISSOURI – April 1, 2014 /Globe Newswire/ - Quinpario Acquisition Corp. (Nasdaq: QPAC, QPACU, QPACW) (“Quinpario”) today announced it has entered into commitment agreements with certain institutional investors pursuant to which such investors collectively agreed to purchase $45 million in shares of a newly authorized 8.0% Series A Convertible Perpetual Preferred Stock. Pursuant to the terms of the commitment letters, this investment is to be consummated simultaneously with the closing of the recently announced acquisition of Jason Incorporated, a parent company of a global family of diversified manufacturing companies. The proceeds from the sale of this preferred stock issuance may be used to help consummate the acquisition and to fund future organic and inorganic growth opportunities.

In addition to the preferred commitment agreements, Quinpario also entered into common equity support agreements pursuant to which a group of investors have agreed to purchase $17.5 million of Quinpario common stock in open market purchases and/or through the issuance of shares of common stock through a private placement, each at a purchase price of $10.255 per share. The commitments under the common equity support agreements will be used to help ensure sufficient funds to consummate the acquisition notwithstanding any common shareholder redemptions before the closing of the acquisition.

Quinpario has also agreed to enter into a registration rights agreement that will provide for the registration of the common stock issuable under the common equity support agreements, if any, and the preferred stock, including the common stock into which the preferred stock is convertible, subject to customary terms and conditions to be set forth therein. The investors’ purchases of securities are subject to the execution of mutually agreeable definitive documentation.

The preferred stock and common stock issuable pursuant to the foregoing commitments are to be offered and sold pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). Such common stock, preferred stock and the shares of Quinpario’s common stock into which the preferred stock is convertible have not been registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

Participants in the Solicitation

Quinpario and its directors and officers may be deemed participants in the solicitation of proxies to Quinpario’s stockholders with respect to the acquisition of Jason Incorporated. A list of the names of those directors and officers and a description of their interests in Quinpario is contained in Quinpario’s annual report on Form 10-K for the fiscal year ended December 31, 2013, which was filed with the Securities and Exchange Commission, and will also be contained in the proxy statement for the proposed business combination when available. Information about Jason Incorporated and Jason Incorporated’s officers and directors will also be included therein.

Additional Information About The Transaction And Where To Find It

The proposed business combination will be submitted to shareholders of Quinpario for their consideration. Shareholders are urged to read the definitive proxy statement regarding the proposed business combination when it becomes available because it will contain important information for Quinpario’s shareholders to consider. Shareholders will be able to obtain a free copy of the proxy statement as well as other filings containing information about Quinpario and the business combination, without charge, at the Securities Exchange Commission’s (“SEC”) Internet site (www.sec.gov). You will also be able to obtain these documents, free of charge, by accessing the Company’s website (www.quinpario.com).

Copies of the proxy statement and other filings with the SEC that will be incorporated by reference in the proxy statement can also be obtained, without charge, by directing a request to Paul J. Berra III, Vice President, General Counsel and Secretary, 12935 N. Forty Drive, St. Louis, Missouri 63141.

Forward-looking Statements

This news release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this news release that address activities, events or developments that Quinpario Acquisition Corp. expects or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions and analyses made by Quinpario Acquisition Corp. in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with Quinpario Acquisition Corp.’s expectations and predictions is subject to a number of risks and uncertainties, including, but not limited to the following: changes in general economic, market or business conditions; the opportunities (or lack thereof) that may be presented to and pursued by Quinpario Acquisition Corp.; changes in laws or regulations; and other factors, many of which are beyond the control of Quinpario Acquisition Corp. Information concerning these and other factors can be found in Quinpario Acquisition Corp.’s filings with the Securities and

Exchange Commission. Consequently, all of the forward-looking statements made in this news release are qualified by these cautionary statements and there can be no assurances that the actual results or developments anticipated by Quinpario Acquisition Corp. will be realized, or even if realized, that they will have the expected consequences to or effects on Quinpario Acquisition Corp., its business or operations. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Contacts:

Melissa H. Zona

+1 (636) 751-4057

mhzona@quinpario.com

Source: Quinpario Acquisition Corp.

ST. LOUIS, MO

4/1/14